Exhibit 99.1

SomaLogic Reports Fourth Quarter and Full Year 2022 Financial Results

Announces Director Appointments and Management Evolution

●	Adam Taich, EVP Life Sciences, promoted to interim CEO with a focus on operational execution

●	Board transition adds industry veterans: Jason Ryan as Chairman; Tycho Peterson, Kathy Hibbs, and Tom Carey as Independent Directors

●	Fourth quarter 2022 revenue of $18.8 million; full year 2022 revenue of $97.7 million

●	Full year 2023 revenue guidance of $80-84 million, reflecting 12-17% growth over 2022, excluding licensing revenue from New England Biolabs

●	Substantial balance sheet provides flexibility with cash and investments of $539.6 million at year-end 2022

●	Working with advisors to pursue offensive strategic options including transformational opportunities

●	Management to host a conference call today at 4:30 pm ET.

BOULDER, Colo. (March 28, 2023) – SomaLogic, Inc., a leader in proteomics technology, today reported financial results for the quarter and year ended December 31, 2022 and announced a management transition, as well as the appointment of four new members to the Board of Directors.

Management and Board Transition

Effective today, the Company has appointed Adam Taich, former Executive Vice President of Life Sciences, to the role of interim Chief Executive Officer. Roy Smythe, M.D, has stepped down from his role as Chief Executive Officer and board member, also effective today.

“SomaLogic has tremendous potential and since stepping into the role of Executive Chairman in October of last year, my focus has been to put management and the board in the best position and structure to realize that potential.” said Troy Cox, Executive Chairman of the Board of Directors. “The announcements today cap that work, with the appointments of Adam Taich to interim Chief Executive Officer and four new independent board directors who are seasoned leaders in the industry. Jason Ryan as Chairman and Tycho Peterson, Kathy Hibbs, Tom Carey as directors.” Troy continued, “On behalf of the board and company, we thank Roy for his contributions including advancing our technology and partnerships as well as overseeing our transition to a public company. We also thank Chuck Lillis and Ted Meisel who are stepping down from board positions, effective today.”

Adam has over 20 years of experience in the life sciences and healthcare markets. His career has spanned a diverse set of roles, including general management, commercial, finance and corporate development. Prior to joining SomaLogic, Mr. Taich served as the global leader of the molecular biology business of Thermo Fisher Scientific. While at Thermo Fisher, he also led the protein and cell analysis business, strategy and corporate development for the life sciences group, and held a variety of commercial and finance roles earlier in his career.

“We are moving into a new and important chapter at SomaLogic and I am squarely focused on bringing improved operational discipline while managing for growth,” said Adam Taich, interim Chief Executive Officer. “Since joining the company more than a year ago as Chief Business Officer, the team has proven that it can bring down costs while diversifying and scaling our revenue base. Beginning in the third quarter of last year, I took on broader responsibilities here at SomaLogic and believe we’re building momentum to take advantage of the significant market opportunity before us. There is more work to do but we plan to continue to deliver with increased focus and execution while preserving cash.”

Troy concluded, “At SomaLogic we are fortunate that we can not only expand our footprint in the burgeoning field of proteomics but we also are in a unique position to leverage our balance sheet and new board leadership to pursue strategic and transformational options for maximum shareholder value.”

Jason Ryan joins SomaLogic as the company’s Chairman of the Board, bringing decades of experience as a financial and operational leader across the life sciences industry. He most recently served as Chief Financial Officer (CFO) and Chief Operating Officer of Magenta Therapeutics, and prior to that he was CFO of Foundation Medicine. Jason holds additional board positions with GeneDx and Singular Genomics.

Tycho Peterson joins the board of SomaLogic after being appointed CFO of Adaptive Biotechnologies last year. Prior to Adaptive, Tycho held a 23-year tenure with J.P. Morgan Chase & Co., where he served as Managing Director, life science tools and diagnostics in the health care group. From his tenure, Tycho brings unique insights into the life sciences industry where disruptive technologies have driven a complete paradigm shift in diagnostics, tools and precision medicine.

Kathy Hibbs brings more than 20 years of expertise in the clinical laboratory and medical device industries to her new position as member of the board of directors. She currently serves as the Chief Administrative Officer for 23andMe. Prior to 23andMe, she served as General Counsel to Genomic Health and Monogram Biosciences and assisted with Monogram’s 2009 acquisition by LabCorp. Kathy currently serves on the board of Sophia Genetics, and previously was a board member of Decipher Biosciences.

Tom Carey has over twenty-five years in executive search and consulting within the life sciences sector. Most recently, he served as founder and managing partner of the Perspective Group, a boutique life sciences board and executive search firm. Before founding the firm in 2015, Tom served as the Global Head of the Healthcare and Life Sciences Practice for Russell Reynolds Associates and leader of the Life Sciences Board Practice for Spencer Stuart. Tom was a public life sciences company CFO early in his career. He previously served as the Chair of the Board of Vital Biosciences and held an eight-year tenure on the board of Exact Sciences.

Troy Cox, who joined the board in April 2021 and served as Executive Chairman since October 2022, will transition back to independent board member.

Fourth Quarter 2022 Financial Results

Revenue for the three months ended December 31, 2022 was $18.8 million, an 18.1% decrease from $23.0 million in the corresponding period of 2021. The decrease was primarily driven by the recognition of $1.9 million of licensing revenue in the fourth quarter of 2021.

Gross margin for the three months ended December 31, 2022 was 31.1% compared to 54.5% for the corresponding period of 2021. The decrease was primarily driven by an increase in sample volume from Human Technopole (HTI) in the fourth quarter of 2022.

Research and development expenses grew by $11.4 million, and selling, general and administrative expenses grew by $8.1 million in the three-month period ended December 31, 2022 relative to the corresponding prior-year period.

Net loss was $49.3 million in the fourth quarter of 2022, or a loss of $0.26 per share, as compared to a loss of $23.3 million, or $0.13 per share, in the corresponding period of 2021.

Adjusted EBITDA was a loss of $49.9 million in the fourth quarter of 2022 compared with an adjusted EBITDA loss of $27.7 million in the corresponding period of 2021.

Full Year 2022 Financial Results

Revenue for the full year 2022 was $97.7 million, an increase of $16.1 million, or 20%, compared to the prior year. Growth was primarily due to the accounting recognition of future year licensing revenue minimums.

Full year 2022 gross margin was 55.6%, compared to 59.0% in the prior year, primarily driven by HTI sample volume.

Research and development expenses grew by $29.9 million in 2022 relative to the prior year, primarily driven by projects for content expansion and cost reduction, internal clinical studies, and increased headcount. Selling, general and administrative expenses grew by $78.6 million in 2022 relative to the prior year, primarily due to advisory and management services related to public company compliance and transactions, and commercial team expansion.

For the full year 2022, net loss was $109.2 million, or a loss of $0.59 per share, as compared to a net loss of $87.5 million, or $0.64 per share in the prior year.

For the full year 2022, adjusted EBITDA was a loss of $160.6 million compared with an adjusted EBITDA loss of $63.6 million in the corresponding period of the prior year. Please see the reconciliation of net loss to non-GAAP Adjusted EBITDA set forth below.

Cash, cash equivalents, and short-term investments were $539.6 million as of December 31, 2022.

2023 Financial Guidance

SomaLogic projects revenue for the full year 2023 to range from $80 million to $84 million.

Webcast and Conference Call Details

SomaLogic will host a conference call at 4:30 p.m. ET on Tuesday, March 28, 2023 to discuss its fourth quarter 2022 financial results. Those interested in listening to the conference call should register online here. Participants are encouraged to register more than 15 minutes before the start of the call. A live and archived version of the webcast will be available at https://investors.somalogic.com/.

About SomaLogic

SomaLogic (Nasdaq: SLGC) seeks to deliver precise, meaningful, and actionable health-management information that empowers individuals worldwide to continuously optimize their personal health and wellness throughout their lives. This essential information, to be provided through a global network of partners and users, is derived from SomaLogic’s personalized measurement of important changes in an individual’s proteins over time. For more information, visit www.somalogic.com and follow @somalogic on Twitter.

The SomaScan Platform is for Research Use Only (RUO) and has not been cleared or approved by the U.S. Food and Drug Administration for diagnostic or patient management purposes.

Non-GAAP Financial Measures

We present non-GAAP financial measures in order to assist readers of our consolidated financial statements in understanding the core operating results used by management to evaluate and run the business, as well as, for financial planning purposes. Our non-GAAP financial measure, Adjusted EBITDA, provides an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA is a key performance measure that our management uses to assess its operating performance. Adjusted EBITDA facilitates internal comparisons of our operating performance on a more consistent basis, and we use this measure for business planning, forecasting, and decision-making. We believe that Adjusted EBITDA enhances an investor’s understanding of our financial performance as it is useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including net loss.

Forward Looking Statements Disclaimer

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues, projections, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “guidance,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “continue,” “will likely result,” “possible,” “potential,” “predict,” “pursue,” “target” and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including factors which are beyond SomaLogic’s control. You should carefully consider these risks and uncertainties, including, but not limited to, those factors described under Part I, Item 1A – “Risk Factors” in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SomaLogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SomaLogic Contact

Emilia Costales

720-798-5054

ecostales@somalogic.com

Investor Contact

Marissa Bych

Gilmartin Group LLC

investors@somalogic.com

SomaLogic, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited

(in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue
Assay services revenue	$15,733	$19,730	$63,038	$68,038
Product revenue	2,025	547	4,243	1,277
Collaboration revenue	763	763	3,051	3,051
Other revenue	308	1,954	27,334	9,260
Total revenue	18,829	22,994	97,666	81,626
Operating expenses
Cost of assay services revenue	12,204	10,234	41,419	32,782
Cost of product revenue	761	229	1,945	681
Research and development	22,589	11,192	73,444	43,496
Selling, general and administrative	37,756	29,697	156,619	77,971
Total operating expenses	73,310	51,352	273,427	154,930
Loss from operations	(54,481)	(28,358)	(175,761)	(73,304)
Other income (expense)
Interest income and other, net	4,593	99	8,049	263
Interest expense	—	—	—	(1,324)
Change in fair value of warrant liabilities	421	1,159	30,968	(6,952)
Change in fair value of earn-out liability	121	3,793	26,870	(1,869)
Loss on extinguishment of debt, net	—	—	—	(4,323)
Total other income (expense)	5,135	5,051	65,887	(14,205)
Net loss before income tax benefit (provision)	$(49,346)	$(23,307)	$(109,874)	$(87,509)
Income tax benefit (provision)	95	—	717	(38)
Net loss	(49,251)	(23,307)	(109,157)	(87,547)
Other comprehensive loss
Net unrealized loss on available-for-sale securities	450	(61)	(424)	(68)
Foreign currency translation loss	11	1	(17)	(2)
Total other comprehensive loss	$461	$(60)	$(441)	$(70)
Comprehensive loss	(48,790)	(23,367)	(109,598)	(87,617)
Net loss per share, basic and diluted	$(0.26)	$(0.13)	$(0.59)	$(0.64)
Weighted-average shares used to compute net loss per share, basic and diluted	186,313,420	181,338,298	183,991,643	137,157,283

SomaLogic, Inc.
Condensed Consolidated Balance Sheets
Unaudited

(in thousands, except share data)

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$421,830	$439,488
Investments	117,758	218,218
Accounts receivable, net	17,006	17,074
Inventory	13,897	11,213
Deferred costs of services	1,337	462
Prepaid expenses and other current assets	9,873	5,097
Total current assets	581,701	691,552
Non-current inventory	4,643	4,085
Accounts receivable, net of current portion	9,284	—
Property and equipment, net	19,564	9,557
Other long-term assets	5,083	908
Intangible assets	16,700	—
Goodwill	10,399	—
Total assets	$647,374	$706,102

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$16,794	$15,089
Accrued liabilities	20,678	11,109
Deferred revenue	3,383	3,021
Other current liabilities	2,477	66
Total current liabilities	43,332	29,285
Warrant liabilities	4,213	35,181
Earn-out liability	15	26,885
Deferred revenue, net of current portion	31,732	2,364
Other long-term liabilities	5,524	363
Total liabilities	84,816	94,078
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 600,000,000 shares authorized; 187,647,973 and 181,552,241 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	19	18
Additional paid-in capital	1,171,122	1,110,991
Accumulated other comprehensive loss	(513)	(72)
Accumulated deficit	(608,070)	(498,913)
Total stockholders’ equity	562,558	612,024
Total liabilities and stockholders’ equity	$647,374	$706,102

SomaLogic, Inc.

Reconciliation of net loss in accordance with GAAP to non-GAAP adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
GAAP net loss	$(49,251)	$(23,307)	$(109,157)	$(87,547)
Non-GAAP EBITDA adjustments to net income:
Interest income and other, net	(4,593)	(99)	(8,049)	(263)
Interest expense	—	—	—	1,324
Income tax benefit (provision)	(95)	—	(717)	38
Depreciation and amortization	1,681	660	4,571	2,569
EBITDA	(52,258)	(22,746)	(113,352)	(83,879)
Other non-GAAP adjustments:
Loss on extinguishment debt, net (1)	—	—	—	4,323
Change in fair value of warrant liabilities (2)	(421)	(1,159)	(30,968)	6,952
Change in fair value of earn-out liability (3)	(121)	(3,793)	(26,870)	1,869
Stock-based compensation expense related to the secondary sale transaction (4)	—	—	—	6,461
Stock compensation expense related to equity modifications (5)	—	—	7,661	700
Restructuring charges (6)	2,888	—	2,888	—
Adjusted EBITDA	$(49,912)	$(27,698)	$(160,641)	$63,574

(1)	For the year ended December 31, 2021, represents the $5.2 million loss on extinguishment of debt as a result of the repayment of the Amended and Restated Credit Agreement in April 2021, the $2.7 million loss on extinguishment of debt as a result of the conversion of the Convertible Debt in July 2021, and offset by the $3.6 million gain on extinguishment of debt as a result of the forgiveness of the PPP loan in June 2021.
(2)	Represents fair value adjustments to warrant liabilities.
(3)	Represents fair value adjustments to earn-out liability.
(4)	Represents a one-time non-cash stock-based compensation expense of $6.5 million related to the sale of stock and vested options by an employee to an economic interest holder in excess of fair value.
(5)	Represents stock-based compensation expense related to equity modifications.

(6)	Represents restructuring charges related to the Strategic Reorganization consisting of severance, other termination benefit costs, and non-cash stock-based compensation expense.